LanzaTech

Technip Energies and LanzaTech Awarded Funding from the U.S. Department of Energy for Commercializing Breakthrough CO2 to Ethylene Technology

December 18, 2024

CHICAGO, Dec. 18, 2024 (GLOBE NEWSWIRE) -- Technip Energies (PARIS:TE) and LanzaTech Global, Inc. (NASDAQ: LNZA) ("LanzaTech") announced that the U.S. Department of Energy (DOE) Office of Clean Energy Demonstrations (OCED) has committed up to $200 million in federal funding and authorized the initiation of Phase 1 of their Sustainable Ethylene from CO_2 Utilization with Renewable Energy Project (Project SECURE).

Project SECURE, led by Technip Energies in partnership with LanzaTech, aims to provide an integrated commercial process which takes captured carbon dioxide from ethylene production and recycles it with low carbon intensity hydrogen to create sustainable ethanol and ethylene. This joint technology solution is intended to first be deployed in the U.S. Gulf Coast region for integration directly into an existing commercial ethylene cracker and has significant replication potential for ethylene crackers worldwide. Globally, there are approximately 370 ethylene steam crackers, over 40 percent of which use Technip Energies' technology, including eight in the US.

LanzaTech's carbon recycling technology, which has benefited from previous DOE support, can also be utilized in any industry with waste carbon, allowing other sectors to profit from capturing and recycling carbon-rich emissions into valuable ethanol, instead of sequestering or releasing them into the atmosphere.

OCED has committed up to $200 million throughout the project duration to Project SECURE to fund the design, engineering, construction, and equipment for the commercial-scale integrated technology unit. Today's announcement represents the award of nearly $20 million for the first of four phases to be funded by OCED over the course of the project. During Phase 1 of the project, Technip Energies and LanzaTech will conduct a Front-End Engineering Design (FEED) study, develop project plans, provide documentation and reports necessary to complete the National Environmental Policy Act (NEPA) review, and engage with local community and labor stakeholders.

Arnaud Pieton, CEO at Technip Energies, stated "*We are pleased to receive the Phase 1 award from the OCED and begin the engineering design work to progress the development of this innovative technology. The global population is expected to continue to rise by 2050, bringing with it a greater demand for consumer goods that rely on ethylene. While addressing this growing demand, we absolutely need to decarbonize ethylene production. We not only need to do something about carbon but very importantly with carbon. That is what our partnership with LanzaTech on this technology is all about. Leveraging our long-lasting leadership in ethylene, we are committed, together with LanzaTech, to develop this technology at scale and continue to explore ways to decarbonize ethylene production.*"

Dr. Jennifer Holmgren, Chair and CEO of LanzaTech stated, "*We are thrilled to reach this milestone and commence work on this important project. Ethylene is a key building block for thousands of chemicals and materials, and is often referred to as the world's most important chemical. Our project not only increases the efficiency and value of existing ethylene production infrastructure, but also creates high-quality jobs and supports local communities. Circularizing our global carbon economy requires combining ambition with action, and we are grateful for the shared vision and support of the OCED to advance this replicable technology, strengthening our domestic manufacturing base for valuable commodities.*"

OCED's mission is to deliver clean energy demonstration projects at scale in partnership with the private sector to accelerate deployment, market adoption, and the equitable transition to a decarbonized system.

OCED will provide oversight of the project by evaluating the status and quality of implementation at each phase of the project. Through its phased approach to project management oversight, OCED will review and evaluate the project's progress, including community benefits, which impact OCED's decision to continue to provide federal funding and allow a project to progress to the following phase.

About Technip Energies

Technip Energies is a global technology and engineering powerhouse. With leadership positions in LNG, hydrogen, ethylene, sustainable chemistry, and CO_2 management, we are contributing to the development of critical markets such as energy, energy derivatives, decarbonization, and circularity. Our complementary business segments, Technology, Products and Services (TPS) and Project Delivery, turn innovation into scalable and industrial reality.

Through collaboration and excellence in execution, our 17,000+ employees across 34 countries are fully committed to bridging prosperity with sustainability for a world designed to last.

Technip Energies generated revenues of €6 billion in 2023 and is listed on Euronext Paris. The Company also has American Depositary Receipts trading over the counter.

For further information: www.ten.com

Contacts
Technip Energies

Investor Relations
Phillip Lindsay
Vice President Investor Relations
Tel: +44 207 585 5051
Email: Phillip Lindsay

Media Relations
Jason Hyonne
Press Relations & Social Media Manager
Tel: +33 1 47 78 22 89
Email: Jason Hyonne

About LanzaTech

LanzaTech Global, Inc. (NASDAQ: LNZA) is the carbon recycling company transforming waste carbon into sustainable fuels, chemicals, materials, and protein for everyday products. Using its bio-recycling technology, LanzaTech captures carbon generated by energy-intensive industries at the source, preventing it from being emitted into the air. LanzaTech then gives that captured carbon a new life as a clean replacement for virgin fossil carbon in everything from household cleaners and clothing fibers to packaging and fuels. By partnering with companies across the global supply chain like ArcelorMittal, Coty, Craghoppers, REI, and LanzaJet, LanzaTech is paving the way for a circular carbon economy. For more information about LanzaTech, visit https://lanzatech.com.

LanzaTech Global, Inc.

Investor Relations
Kate Walsh
VP, Investor Relations & Tax
Investor.Relations@lanzatech.com

Media Relations
Kit McDonnell
Director of Communications
press@lanzatech.com

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This Press Release contains forward-looking statements that reflect Technip Energies' and LanzaTech's (the "Companies") intentions, beliefs or current expectations and projections about the Companies' future results of operations, anticipated revenues, earnings, cashflows, financial condition, liquidity, performance, prospects, anticipated growth, strategies and opportunities and the markets in which the Companies operate. Forward-looking statements are often identified by the words "believe", "expect", "anticipate", "plan", "intend", "foresee", "should", "would", "could", "may", "estimate", "outlook", and similar expressions, including the negative thereof. The absence of these words, however, does not mean that the statements are not forward-looking. These forward-looking statements are based on the Companies' current expectations, beliefs and assumptions concerning future developments and business conditions and their potential effect on the Companies. While the Companies believe that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Companies will be those that the Companies anticipate.

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For information regarding known material factors that could cause actual results to differ from projected results, please see Technip Energies' risk factors set forth in Technip Energies' 2023 Annual Financial Report filed on March 8, 2024 and in Technip Energies' 2024 Half-Year Report filed on August 1, 2024, with the Dutch Autoriteit Financiële Markten (AFM) and the French Autorité des Marchés Financiers (AMF) which include a discussion of factors that could affect Technip Energies' future performance and the markets in which the Company operates.

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